Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2003

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the corporate headquarters, 3838 West Parkway Boulevard, Salt Lake City, Utah on Tuesday, May 20, 2003 at 11:00 a.m., Mountain Daylight Time, for the following purposes:

  •
  To elect six directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

  •
  To ratify the selection of Grant Thornton LLP as USANA's independent auditors;

  •
  To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

        Only USANA shareholders of record at the close of business on April 4, 2003, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of USANA at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the 10 days prior to the meeting.

        Your vote is important. Whether or not you are able to attend the Annual Meeting, we urge you to sign and date the enclosed proxy card and to return it promptly in the enclosed envelope. If you do attend the Annual Meeting, you may withdraw your prior vote or proxy and vote personally on any matters brought properly before the meeting. USANA will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and other materials and the solicitation process.

By Order of the Board of Directors,
/s/ GILBERT A. FULLER Gilbert A. Fuller, Corporate Secretary

Salt Lake City, Utah
April 11, 2003

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL #1: ELECTION OF DIRECTORS
PROPOSAL #2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
—Independence
—Financial Statements and Reports
—Services
BOARD OF DIRECTORS
—Director Independence
—Committees of the Board of Directors
—Compensation of Directors
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS
COMMON STOCK OWNERSHIP
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
—Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE
EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS
COMPENSATION PLANS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ANNUAL REPORT
FURTHER INFORMATION

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2003

        The Board of Directors of USANA Health Sciences, Inc. ("USANA") is soliciting proxies to be used at the 2003 Annual Meeting of Shareholders ("Annual Meeting"). Distribution of this Proxy Statement and proxy form is scheduled to begin April 11, 2003. The mailing address of USANA's principal executive offices is 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336.

QUESTIONS AND ANSWERS

Why did I receive this proxy statement? We have sent you the Notice of Annual Meeting of Shareholders and this Proxy Statement and the enclosed proxy or voting instruction card because the USANA Board of Directors is soliciting your proxy to vote at our Annual Meeting on May 20, 2003. The Proxy Statement contains information about matters to be voted on at the Annual Meeting.

Who is entitled to vote? You may vote if you owned common stock as of the close of business on April 4, 2003. On April 4, 2003, there were 9,451,537 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have? Each share of common stock that you own at the close of business on April 4, 2003 entitles you to one vote.

What am I voting on? You will be voting on proposals to:

  •
  Elect six directors;

  •
  Ratify the selection of Grant Thornton LLP ("Grant Thornton") as our independent auditors; and

  •
  Transact any other business which may properly come before the Annual Meeting.

How do I vote? You can vote in the following ways:

  •
  By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

  •
  At the Annual Meeting: If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee indicating that you are the beneficial owner of the shares on April 4, 2003, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting? Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of the nominees for director, FOR the ratification of the selection of Grant Thornton as our independent auditors and, with respect to any other matter that may properly come before the Annual Meeting, at the discretion of the proxy holders.

May I change my vote after I return my proxy card or voting instruction card? You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

  •
  Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

  •
  Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

  •
  Vote in person on Tuesday, May 20, 2003 at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card? It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum? A quorum must be present to properly convene the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting. Abstentions and broker non-votes are counted as shares present at the meeting for purposes of determining whether a quorum exists but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on Proposals 1 or 2.

What vote is required in order to approve each proposal? The required vote is as follows:

  •
  Election of Directors: The election of the nominees requires the affirmative vote of a plurality of the shares cast at the Annual Meeting. This means that a nominee receiving more "FOR" votes than "AGAINST" votes will be approved. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy will be voted for another person as shall be designated by the Board of Directors to replace the nominee, or in lieu thereof, the Board may reduce the number of directors.

  •
  Ratification of Selection of Independent Auditors: Ratification of the selection of Grant Thornton as our independent auditors requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of Grant Thornton, the Board of Directors may reconsider the appointment.

How will voting on any other business be conducted? We do not know of any business or proposals to be considered at the Annual Meeting other than those described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

Who will count the votes? Investor Communications Services will tabulate the votes received prior to the Annual Meeting. Representatives of USANA will act as the inspectors of election and will tabulate the votes cast at the Annual Meeting.

Who pays to prepare, mail and solicit the proxies? We will pay all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses.

How do I submit a shareholder proposal for next year's Annual Meeting? Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders must deliver the proposal to the Corporate

Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than December 16, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Who should I call if I have questions? If you have questions about the proposals or the Annual Meeting, you may call Riley Timmer, USANA Investor Relations, at (801) 954-7100. You may also send an e-mail to riley.timmer@us.usana.com.

PROPOSAL #1—ELECTION OF DIRECTORS

        USANA's Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three. The Board of Directors currently has six members and all six directors will stand for re-election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the Annual Meeting in 2004, until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee in which event your shares will be voted for that other person.

        We will vote your shares as you specify in your proxy. If you sign, date and return your proxy but do not specify how you want your shares voted, we will vote them FOR the election of each of the nominees listed below.

The Board of Directors unanimously recommends a vote FOR each director nominee.

Director Nominees

        The nominees to the Board of Directors in 2003 are Robert Anciaux, Jerry G. McClain, Ronald S. Poelman, Denis E. Waitley, Ph.D., David A. Wentz and Myron W. Wentz, Ph.D. All of these nominees currently serve as members of the Board of Directors. The following information is furnished with respect to these nominees as of March 28, 2003:

        Robert Anciaux, 57, has served as a director of USANA since July 1996. Since 1990 he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. From 1982 to 1990, Mr. Anciaux was self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies. In some of these privately held companies Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.

        Jerry G. McClain, 62, has served as a director of USANA since June 2001. From August 2000 until December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company headquartered in Salt Lake City, Utah. From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded. From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games. Before 1997, Mr. McClain served as a key financial advisor to many companies as a Senior Partner of Ernst & Young LLP, where for 35 years he served in several cities throughout the world. Mr. McClain is a CPA and a graduate from the University of Southern Mississippi and Oklahoma State University where he received a B.S. in accounting and an M.S. in accounting respectively.

        Ronald S. Poelman, 49, has served as a director of USANA since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate Finance Group. Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies over the past

20 years. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

        Denis E. Waitley, Ph.D., 69, has served as a director of USANA since May 2000. Dr. Waitley has served as a consultant to and a spokesperson for USANA since September 1996. Since 1980, Dr. Waitley has been President of the Waitley Institute, a corporate leadership-training firm he founded to provide professional and personal development skills for business executives. Dr. Waitley also serves as President of International Learning Technologies, Inc., a company he founded in 1989 that produces educational audio/visual materials for companies and individuals. During the 1980's, Dr. Waitley served as Chairman of Psychology for the U.S. Olympic Committee's Sports Medicine Council, responsible for the performance enhancement of all American Olympic athletes. He is the author of several national best selling non-fiction books and audio programs on personal excellence. Dr. Waitley received a B.S. from the U.S. Naval Academy at Annapolis, an M.A. in Organizational Development from the Naval Post Graduate School in Monterrey, California and a Ph.D. in Human Behavior from La Jolla University.

        David A. Wentz, 32, joined USANA as a part-time employee in 1992. He has been a full-time employee of USANA since March 1994 and a member of USANA's Board of Directors since 1993. Mr. Wentz was appointed President of USANA in July 2002 and served as the Executive Vice President from October 2001 to July 2002. He served as the Senior Vice President of Strategic Development from June 1999 to October 2001 and as the Vice President of Strategic Development from August 1996 to June 1999. Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz.

        Myron W. Wentz, Ph.D., 62, founded USANA in 1992 and has served as the Chief Executive Officer and Chairman of the Board of USANA since its inception. In 1974, Dr. Wentz founded Gull Laboratories, Inc., a developer and manufacturer of medical diagnostic test kits and the former parent of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a health and wellness center located near Rosarito, Mexico. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all of which are located in Peoria, Illinois. Dr. Wentz received a B.S. in Biology from North Central College, Naperville, Illinois, a M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology with an emphasis in Immunology from the University of Utah.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors, upon the recommendation of the Audit Committee, has selected Grant Thornton as the independent auditors to audit the financial statements of USANA and its subsidiaries for the fiscal year ending January 3, 2004. Grant Thornton has served as USANA's independent auditors since the fiscal year ended December 31, 1995. The Board is submitting the appointment of that firm for ratification of the shareholders at the Annual Meeting.

        If the shareholders, by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the meeting, do not ratify the appointment of Grant Thornton, the appointment of the independent auditors may be reconsidered by the Board.

The Board of Directors unanimously recommends a vote FOR this proposal.

Independence

        Grant Thornton has advised us that it has no direct or indirect financial interest in USANA or any of its subsidiaries, and that it has had, during the last three years, no connection with USANA or any of its subsidiaries other than as independent auditors and certain other activities as described below.

Financial Statements and Reports

        The financial statements of USANA for the year ended December 28, 2002, and report of the auditors will be presented at the Annual Meeting. Grant Thornton will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Services

        During 2002, Grant Thornton provided services consisting of the audit of the annual consolidated financial statements of USANA, review of the quarterly financial statements of USANA, stand-alone audits of subsidiaries, foreign statutory reports, accounting consultations and consents and other services related to SEC filings and registration statements filed by USANA and its subsidiaries and other pertinent matters. Grant Thornton also provided other consulting services to USANA in 2002 consisting primarily of tax consultation and related services. Grant Thornton did not perform any financial information systems design and implementation services for USANA for the fiscal year ended December 28, 2002. Non-audit-related services consist primarily of tax consultation and related services. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Grant Thornton's independence. The following table summarizes the fees paid to Grant Thornton during 2002.

Type of Service and Fee	Amount
Audit Fees	$125,875
Audit Related Fees	$7,146
Tax Fees	$79,450
All Other Fees	$35,904

BOARD OF DIRECTORS

        The Board of Directors is elected by and accountable to the shareholders of USANA. The Board establishes policy and provides strategic direction, oversight and control of USANA. The Board meets regularly four times each year and in special meetings when necessary. In 2002, all directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Director Independence

        We assess director independence on an annual basis. In January 2003, the Board assessed the independence of each director in accordance with the then effective independence standards, including those established by NASDAQ. The Board has determined, after careful review, that each member of the Audit Committee is independent. Therefore, three of the six current members of the Board of Directors are independent directors. NASDAQ has recently proposed rules that would amend the definition of director independence for companies listed with NASDAQ. We believe that Robert Anciaux, Jerry G. McClain and Ronald S. Poelman would be independent directors under the proposed rules.

Committees of the Board of Directors

        The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee.

        Executive Committee.    Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee are Dr. Myron Wentz, Chairman, Ronald S. Poelman and David A. Wentz.

        Compensation Committee.    From January until June 2002, the Compensation Committee was comprised of Ronald S. Poelman, David A. Wentz and Dr. Myron Wentz. In July 2002, the Board re-organized the Compensation Committee. The members of the Compensation Committee at the date of this Proxy Statement are Robert Anciaux, Chairman, Jerry G. McClain and Ronald S. Poelman. Among other things, the Compensation Committee meets at least annually and is responsible for and reviews and recommends to the full Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for management and administers USANA's stock option plans.

        Audit Committee.    Members of the Audit Committee are Ronald S. Poelman, Chairman, Robert Anciaux and Jerry G. McClain. The Audit Committee held four regular meetings in 2002. The Board has adopted a written charter for the Audit Committee. We believe that the charter complies with the current requirements of NASDAQ regarding audit committee charters. The Audit Committee appoints the independent auditors (subject to shareholder approval) and reviews the scope and cost of proposed audit and non-audit services provided by, as well as the qualifications and independence of the independent auditors. The Audit Committee reviews with the independent auditors and internal audit staff the results of audits, any recommendations from and the status of management's actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff. It also reviews our annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings.

Compensation of Directors

        Non-employee directors are paid a fixed fee of $5,000 per year. We also reimburse all directors for their out-of-pocket expenses incurred in connection with their services as directors, which include travel and lodging and related expenses from attending or participating in meetings of the Board of Directors and committees of the Board.

        At the time of their initial appointment to the Board of Directors, Ronald S. Poelman and Robert Anciaux each received a grant of options to purchase 125,000 shares of common stock pursuant to the 1995 Directors' Stock Option Plan ("Directors' Plan"). The options vested at the rate of 25,000 shares per year for five years, so long as the recipient remained a director of USANA. The exercise price of the options was the fair market price of USANA's common stock on the date of grant, determined as provided in the Directors' Plan.

        In June 1998, the Board of Directors adopted and the stockholders approved the combination of the Directors' Plan with USANA's Incentive and Stock Option Plan into the Amended and Restated Stock Incentive and Option Plan ("1998 Stock Option Plan"). New directors elected commencing in June 1998 received options granted under that combined plan as determined by the Executive Committee, which then administered the plan.

        In January 2002, the Board of Directors adopted the 2002 Stock Option Plan (the "2002 Stock Option Plan"). This plan was approved by shareholders in July 2002 at the annual meeting of shareholders, together with grants to directors as follows:

  •
  Robert Anciaux, 90,000 shares at an exercise price of $1.47 per share,

  •
  Jerry G. McClain, 40,000 shares at an exercise price of $1.47 per share,

  •
  Ronald S. Poelman, 100,000 shares at an exercise price of $1.47 per share,

  •
  Denis E. Waitley, 50,000 shares at an exercise price of $1.47 per share, and

  •
  David A. Wentz, 150,000 shares at an exercise price of $1.47 per share.

        The exercise price of these options was equal to the fair market value price of the common stock on the date of grants. In each of these option grants, the first vesting date was July 30, 2002, with shares vesting annually over a period of three to five years thereafter. With the adoption of the 2002 Stock Option Plan, the Board determined that no new awards would be granted under the prior plans. In addition, certain options held by some directors were cancelled during 2002 as disclosed in the ownership table on page 11.

        USANA has purchased insurance against obligations it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they might not be indemnified by USANA. The policy also provides insurance for our own liabilities in certain circumstances. The cost for the annual insurance premiums covering the period ending October 10, 2003 was approximately $232,000. Our Bylaws provide that USANA will indemnify its directors and officers to provide the full indemnity protection authorized by Utah law.

REPORT OF THE AUDIT COMMITTEE

        [The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent USANA specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.]

        The Audit Committee oversees USANA's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

        The directors who serve on the Audit Committee are all independent for purposes of the Rule 4200(a)(15) of The National Association of Securities Dealers' listing standards and National Market Marketplace Rules. That is, the Board of Directors has determined that no member of the Committee has a relationship to USANA that may interfere with our independence from USANA and its management.

        The Audit Committee operates under a written charter adopted by the Board of Directors.

        We have reviewed and discussed with management USANA's audited financial statements as of and for the year ended December 28, 2002.

        We have discussed with the independent auditors, Grant Thornton, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from Grant Thornton, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors independence.

        Based on the activities referred to above, we recommended to the Board of Directors (and the Board has approved) that the financial statements referred to above be included in USANA's Annual Report on Form 10-K for the year ended December 28, 2002.

Respectfully submitted,
Audit Committee
Ronald S. Poelman, Chairman Robert Anciaux Jerry G. McClain

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board as of December 28, 2002, was comprised of Robert Anciaux, Chairman, Ronald S. Poelman and Jerry G. McClain. All members of the Compensation Committee, as reorganized in July of 2002, are independent directors. The Executive Committee of the Board (which performed the function of the Compensation Committee) prior to July of 2002, was comprised of Ronald S. Poelman, David A. Wentz and Dr. Myron W. Wentz. David A. Wentz, who is the son of Dr. Wentz serves as USANA's President. Dr. Wentz has served as the Chief Executive Officer of USANA since its inception.

EXECUTIVE OFFICERS

        The executive officers of USANA at December 28, 2002 were:

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board and Chief Executive Officer
David A. Wentz	President and Director
Gilbert A. Fuller	Senior Vice President and Chief Financial Officer

        Biographical information for Myron W. Wentz and David A. Wentz is included in the discussion concerning the nominees for director. The following information is provided regarding Mr. Fuller.

        Gilbert A. Fuller, 62, joined USANA in May 1996 as the Vice President of Finance. Mr. Fuller served in this role from May 1996 to June 1999, when he was appointed Senior Vice President. Mr. Fuller has been our Chief Financial Officer since October 1997. From January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and received a B.S. in Accounting and an M.B.A. from the University of Utah.

COMMON STOCK OWNERSHIP

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 28, 2003 by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the executive officers and directors of USANA individually, and (3) the executive officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed is believed to exercise sole voting and investment power over the shares of common stock listed for such individual or entity in the table. Unless otherwise indicated, the mailing address of the shareholder is the address of USANA, 3838 West Parkway Blvd., Salt Lake City, Utah 84120.

Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Holdings, Ltd. 4 Finch Road Douglas, Isle of Man	4,786,282	50.7%
Directors and Executive Officers
Myron W. Wentz, Ph.D.(3) Chairman of the Board and Chief Executive Officer	4,786,282	50.7%
David A. Wentz(4), Director and President	172,387	1.8%
Gilbert A. Fuller(5) Senior Vice President and Chief Financial Officer	11,084	*
Ronald S. Poelman, Director(6) 170 South Main Street, Suite 1500 Salt Lake City, Utah 84101	45,000	*
Robert Anciaux, Director(7) S.E.I. s.a. Av Du Manoir 30 B-1410 Waterloo, Belgium	17,500	*
Denis E. Waitley, Ph.D., Director(8) Box 197 Rancho Santa Fe, CA 92067	56,827	*
Jerry G. McClain, Director(9) 5021 Memory Lane Holladay, UT 84117	100	*
Directors and Officers as a group (7 persons)	5,089,180	53.9%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(2)
Percentages rounded to nearest one-tenth of one percent. Percentages are based on 9,449,537 shares outstanding. Shares of common stock subjected to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Includes 4,786,282 shares held of record by Gull Holdings, Ltd., an Isle of Man company 100% owned by Dr. Wentz. Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares owned of record by Gull Holdings, Ltd.

(4)
Includes 65,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 103,100 shares held of record and 4,287 shares held in the executive's 401(k) account.

(5)
Includes 5,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 800 shares held of record and 5,284 shares held in the executive's 401(k) account.

(6)
Includes 45,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement. Options for the purchase of 125,000 shares were cancelled on August 22, 2002.

(7)
Includes 17,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement. Options for the purchase of 125,000 shares were cancelled on August 28, 2002.

(8)
Includes 56,827 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(9)
Includes 100 shares held of record.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        [Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by USANA under the Securities Act or the Exchange Act that might incorporate future filings, including, but not limited to, USANA's Annual Report on Form 10-K for the year ended December 28, 2002, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.]

Compensation Policy

        The undersigned served as the Executive Committee during fiscal year 2002. Until July 2002, the Executive Committee also functioned as the Compensation Committee of the Board. In that capacity, we established executive compensation for USANA executives during fiscal year 2002. The primary responsibility of the Compensation Committee is to establish executive compensation at levels that will achieve the following objectives:

  •
  Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to USANA and in a manner that is commensurate with compensation paid by companies of comparable size or industry;

  •
  Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of USANA; and

  •
  Align the interests of the executive officers with those of the shareholders.

        The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded under the 1998 and 2002 Stock Option Plans and (c) certain other benefits. In 1998, the Committee adopted a cash bonus program as an additional component of executive compensation. A similar bonus program was adopted each year since. However, 2002 was the first year since 1998 that a bonus was earned. This cash bonus was paid in January of 2003 based on the results of 2002.

Components of Compensation

        The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to USANA's performance, are discussed below:

  •
  Base Salary. The Committee periodically reviews and approves the base salary paid to executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including USANA's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for USANA's executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to its size and performance and in comparison with the compensation paid by similarly sized companies or companies within the industry.

  •
  Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Committee believes that the stock options granted under the 1998 and 2002 Stock Option Plans reward executive officers only to the extent that shareholders have benefited from increases in the value of the common stock.

  •
  Other Benefits. USANA maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. USANA believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the industry.

Compensation of the Chief Executive Officer

        Myron W. Wentz has served as the Chief Executive Officer of USANA since its inception. Dr. Wentz does not receive any compensation for his services and he has in the past declined to accept any options or other awards under any stock option or stock incentive plan that he might otherwise have been entitled to receive as an executive officer. There is no guarantee that Dr. Wentz will not accept compensation or stock options in the future.

Respectfully submitted,
Dr. Myron W. Wentz David A. Wentz Ronald S. Poelman

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes the compensation for the last three years of the Chief Executive Officer and each of the other highly compensated executive officers of USANA ("Named Executive Officers") as of December 28, 2002.

		Annual Compensation
									Long-Term Compensation Securities Underlying Options(2)
Name and Position During 2002	Year	Salary		Bonus			Other Annual Compensation(1)			All Other Compensation(3)
Myron W. Wentz, PhD(4) Chairman and CEO	2000 2001 2002		— — —		— — —			— — —	0 0 0		— — —
David A. Wentz President and Director	2000 2001 2002	$ $ $	99,402 103,982 144,498	$	— — 69,114	(5)		— — —	25,000 0 150,000	$ $ $	6,027 7,089 7,885
Gilbert A. Fuller Senior Vice President and Chief Financial Officer	2000 2001 2002	$ $ $	153,606 159,355 170,267	$	— — 80,036	(5)	$	— — 555,600	25,000 0 170,000	$ $ $	8,382 7,720 6,725
John B. McCandless, IV Senior Vice President and Chief Operating Officer	2000 2001 2002	$ $ $	139,911 145,243 142,225	$	— — 51,767	(5)	$	— — 674,350	25,000 0 180,000	$ $ $	8,382 7,720 76,479	(6)

(1)
Includes the gain realized upon the exercise of stock options.

(2)
Shares subject to issuance upon exercise of options granted under a compensation plan. In August 2001, the company cancelled options for the purchase of a total of 200,000 shares of common stock at exercise prices ranging from $7.83 to $8.90 per share with the consent of the option holder. In September 2002, the company cancelled options for the purchase of a total of 180,000 shares of common stock at an exercise price of $4.85 per share with the consent of the option holder.

(3)
Includes the approximate value of executive's use of a company-owned car and employer's matching contribution to the executive's 401(k) plan.

(4)
Dr. Wentz did not take any compensation for services provided to USANA in the years indicated.

(5)
Amounts indicated as bonus were paid in 2003 for performance realized in fiscal year 2002.

(6)
Mr. McCandless resigned on November 4, 2002 to pursue other opportunities outside the company. There are no immediate plans to replace Mr. McCandless. Amount in "All Other Compensation" includes the value of post-resignation payments to Mr. McCandless.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth grants of stock options made during the fiscal year ended December 28, 2002 to the Named Executive Officers. No options have ever been granted to Dr. Wentz, the company's CEO and Chairman.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)		Expiration Date	5% (Based on Exercise Price)	10% (Based on Exercise Price)	5% (Based on Current Stock Price)(1)	10% (Based on Current Stock Price)(1)
David A. Wentz	150,000	8.40%	$1.47	(3)	1/30/2012	$138,371	$351,420	$2,530,703	$4,160,331
Gilbert A. Fuller	170,000	9.52%	$1.65	(2)	3/1/2012	$176,405	$447,045	$2,837,530	$4,684,442

(1)
The potential realizable value of options valued at the given percent increases, over the term of the options, based on using the closing market price of $11.26 as of December 27, 2002.

(2)
Equals fair market value of common stock on the date of grant, March 1, 2002.

(3)
Equals fair market value of common stock on the date of grant, January 30, 2002.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

        The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the year ended December 28, 2002, as well as the aggregate number and value of unexercised options held by all Named Executive Officers at December 28, 2002. In accordance with SEC rules, the value of unexercised options is calculated by subtracting the exercise price from $11.26, the closing price of the common stock on The NASDAQ National Market System on December 27, 2002. The closing sales price of the company's stock as reported by NASDAQ on March 14, 2003, was $18.55.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options Exercisable / at 12/28/2002 Unexercisable	Value of Unexercised In-the-Money Options at 12/28/2002 Exercisable/Unexercisable
David. A. Wentz	—	$—	110,000 / 115,000	$1,039,950 / $1,074,550
Gilbert A. Fuller	80,000	$555,600	0 / 115,000	$0 / $1,056,550

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        The company has no employment agreements with any of the Named Executive Officers.

COMPENSATION PLANS

        USANA maintains the 1998 Stock Option Plan under which options and other nonstatutory awards were granted to employees, officers, directors and consultants of USANA. The Compensation Committee of the Board of Directors now administers the plan. The total number of shares of common stock that were authorized for issuance under the 1998 plan was 4,000,000 shares. As of December 28, 2002, options for the purchase of 707,000 shares remained available to exercise. In 2002, with the adoption of the 2002 Stock Option Plan, the Board of Directors determined that no further awards would be granted under the 1998 Stock Option Plan.

        At the Annual Meeting of Shareholders in 2002, the company's shareholders approved the 2002 Stock Option Plan under which nonstatutory and statutory awards have been granted to employees, officers and directors. The total number of shares of common stock that may be issued upon exercise of awards granted under the 2002 Stock Option Plan is 3,500,000 shares. As of December 28, 2002, a total of 1,815,000 shares were available to be granted under the plan.

        The following table sets forth information as of December 28, 2002, with respect to shares of common stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under our equity compensation plans, as well as the number of shares available for future issuance under those plans.

Equity Compensation Plans In Effect

Plan Category(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
2002 Stock Option Plan	1,298,500	$2.14	1,815,000
1998 Stock Option Plan	707,000	$5.59	0

Total	2,005,500	$3.36	1,815,000

(1)
Both the 2002 and 1998 Stock Option Plans were approved by shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires USANA's officers and directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with NASDAQ. Officers, directors and greater-than-ten-percent shareholders are also required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

        Based solely upon a review of the forms furnished to it, and representations made by certain persons subject to this obligation that such filing were not required to be made, USANA believes that all reports required by these individuals and persons under Section 16(a) were filed on time in 2002.

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly cumulative total returns on our common stock, the Total Return Index for the NASDAQ Stock Market, and ten companies selected in good faith by USANA from its industry (the "Peer Group"). Each of the companies included in the Peer Group markets or manufactures products similar to USANA's products or markets its products through a similar marketing channel. The Peer Group comprises the following companies: NBTY, Inc. (NASDAQ: NBTY), Nature's Sunshine Products, Inc. (NASDAQ: NATR), Avon Products, Inc. (NYSE: AVP), NuSkin Enterprises, Inc. (NYSE: NUS), Natural Alternatives International, Inc. (NASDAQ: NAII), Perrigo Company (NASDAQ: PRGO), Reliv International, Inc. (NASDAQ: RELV), Hain Celestial Group (NASDAQ: HAIN), Lifeway Foods, Inc. (NASDAQ: LWAY) and Chattem, Inc. (NASDAQ: CHTT).

        The composition of the company's Peer Group, as described above, has been changed from the peer group used by the company in its last such filing with the Securities and Exchange Commission. Herbalife has been dropped because it is no longer a public company, and NuSkin has been added to the new Peer Group. Had NuSkin been omitted from the above Peer Group, the performance graph would have shown it to attain a total return for the period of $110, as compared to $104 attained with the current Peer Group.

        USANA's shares commenced trading in May 1993. The graph assumes an investment on December 30, 1997, of $100 and reinvestment of all dividends into additional shares of the same class of equity, if applicable to the stock or index. This graph is included in accordance with SEC requirements. You are cautioned not to draw any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance or value.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        USANA's Chairman and CEO, Myron W. Wentz, is the sole beneficial owner of the single largest shareholder of USANA, Gull Holdings, Ltd. Dr. Wentz is also the founder and sole administrator of Sanoviv. Dr. Wentz describes Sanoviv as a unique, fully integrated health and wellness center. Sanoviv is located near Rosarito, Mexico, and is owned in equal shares by Dr. Wentz and his son, David, President and a director of the company. Prior to July 2002, USANA periodically advanced funds to pay expenses incurred by Dr. Wentz for Sanoviv. The company has also provided certain services for Sanoviv. These advanced expenses and the value of the services rendered by the company totaled approximately $125,000 in the year ended December 28, 2002. All expenses were billed to and reimbursed by Dr. Wentz. As a result of the passage of the Sarbanes-Oxley Act of 2002, Dr. Wentz has arranged to have a deposit on account as prepayment of these expenses. As of December 28, 2002, there were no outstanding amounts due to USANA from Sanoviv or Dr. Wentz. USANA has no commitment or obligation to continue to provide additional funding or support to Sanoviv.

        Denis E. Waitley, Ph.D., a director of USANA, has served as a consultant to and spokesperson for the company since September 1996. During 2002, USANA paid Dr. Waitley consulting fees and royalties totaling $159,000. The consulting contract with Dr. Waitley pays him $150,000 per year and expires in September 2003.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

        The accompanying proxy is solicited on behalf of the Board of Directors. In addition to the solicitation of proxies by mail, certain of the officers and employees of USANA, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by USANA to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by USANA as of the date hereof.

ANNUAL REPORT

        We will mail a copy of USANA's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, to each shareholder of record at April 4, 2003. The report on Form 10-K is not deemed a part of the proxy soliciting material.

FURTHER INFORMATION

        Additional copies of the Annual Report on Form 10-K for the year ended December 28, 2002 (including financial statements and financial statements schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to USANA, Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Board of Directors
/s/ GILBERT A. FULLER Gilbert A. Fuller Corporate Secretary

Date: April 11, 2003

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The shareholder executing and delivering this Proxy as directed above appoints Myron W. Wentz, Ph.D. and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of April 4, 2003, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Tuesday, May 20, 2003, at 11:00 a.m., Mountain Daylight Time or at any adjournment thereof.

The Board of Directors recommends a Vote "FOR" Items 1 and 2.

1.
To elect six directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify. The nominees are:

Myron W. Wentz, Ph.D.	David A. Wentz	Ronald S. Poelman
Robert Anciaux	Denis E. Waitley, Ph.D.	Jerry G. McClain
FOR ALL	WITHHOLD AS TO ALL	FOR ALL EXCEPT
☐	☐	☐
2.
To approve and ratify the selection of Grant Thornton LLP as USANA's independent auditors.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATE:	Signature
Signature (Joint Owners)